MANAGEMENT SERVICES AND VENDOR AGREEMENT

THIS MANAGEMENT SERVICES AND VENDOR AGREEMENT is made and entered into as of December 27, 2006 by and among Sutioc Enterprises, Inc., a Nevada corporation(“Sutioc” or the “Company”) and IElement Corporation, a Nevada corporation (together with its permitted assignees, the “Vendor”).

WHEREAS, the Company is the Manager for US Wireless Online, Inc. (“US Wireless”) and pursuant to such Management Agreement provides certain management and administrative services;

WHEREAS, as Manager for US Wireless, the Company is empowered to hire service providers and vendors and to outsource certain of its duties and responsibilities;

WHEREAS, Vendor is in the same or substantially same business as US Wireless, has effective back office operations and is accordingly, uniquely qualified to provide the services herein; and

WHEREAS, the Company desires to retain the Vendor to act as a Vendor and provide certain management services to the Company, in its capacity as Manager for US Wireless and to US Wireless and its subsidiaries on the terms and conditions hereinafter set forth, and the Vendor wishes to be retained to provide such services;

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. DEFINITIONS. The following terms have the meanings assigned them:

“Agreement” means this Management Services and Vendor Agreement, as amended from time to time.

“Company Account” has the meaning set forth in Section 5 hereof.

“Company Indemnified Party” has the meaning set forth in Section 11(b) hereof.

“Expenses” has the meaning set forth in Section 9(a).

“Governing Instruments” means, with regard to any entity, the articles of incorporation and bylaws in the case of a corporation, certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the articles of formation and the operating agreement in the case of a limited liability company, the trust instrument in the case of a trust, or similar governing documents, in each case as amended from time to time.

“Indemnified Party” has the meaning set forth in Section 11(a) hereof.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Subsidiary” means any subsidiary of the Company; any partnership, the general partner of which is the Company or any subsidiary of the Company; and any limited liability company, the managing member of which is the Company or any subsidiary of the Company.

SECTION 2. APPOINTMENT AND DUTIES OF THE VENDOR.

(a) The Company hereby appoints the Vendor to perform certain services, generally known as “back office services” for the Company in its capacity as Manager for US Wireless and for US Wireless subject to the further terms and conditions set forth in this Agreement and the Vendor hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein. During the term of this Agreement, the Vendor shall provide, or cause another Person or Persons to provide, the services as set forth in this Agreement, provided that, in the event the Vendor causes another Person or Persons to provide any of the services required to be provided by the Vendor hereunder, it will first obtain the express written permission of the Company.

(b) The Vendor will be responsible for the back office functions of the Company in its capacity of Manager for US Wireless and for US Wireless, including, without limitation:

(i) handling standard back office functions for the Company such as billing clients, collecting receivables, customer service, accounts payables, vendor agreements and the like;

(ii) providing general operational and bookkeeping support;

(iii) providing 24 hour a day customer service support to US Wireless customers;

(iv) providing vendor administration, including locating and recommending vendor relationships; provided however, the Vendor shall have no authority to bind the Company or Sutioc to any contractual relationship;

(v) providing such other business consultation and support as may be reasonably requested from time to time; and

(c) Limitations on Powers of Vendor:

(i) the Vendor shall have no power to bind the Company or US Wireless into any contract or agreements without the express written consent of either the Company or US Wireless, as appropriate;

(ii) the Vendor shall not incur any debt on behalf of either the Company or US Wireless without the express written consent of either the Company or US Wireless, as appropriate;

SECTION 3. ADDITIONAL ACTIVITIES OF THE VENDOR.

(a) Nothing in this Agreement shall prevent the Vendor or any of its Affiliates, officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other Person, whether or not the business activities of any such other Person or entity are similar to or compete with those of the Company or US Wireless.

(b) Directors, officers, employees and agents of the Vendor or Affiliates of the Vendor may serve as directors, officers, employees, agents, nominees or signatories for the Company, US Wireless or any Subsidiary. When executing documents or otherwise acting in such capacities, such Persons shall use their respective titles in the Company.

(c) The Company (including the Board of Directors) agrees to take all actions reasonably required to permit and enable the Vendor to carry out its duties and obligations under this Agreement. If the Vendor is not able to provide a service, or in the reasonable judgment of the Vendor it is not prudent to provide a service, without the approval of the Board of Directors of Sutioc or US Wireless, then the Vendor shall be excused from providing such service (and shall not be in breach of this Agreement) until the applicable approval has been obtained.

SECTION 4. AGENCY. Subject to the terms herein, the Vendor shall act as agent of the Company in performing its services hereunder.

SECTION 5. BANK ACCOUNTS. The Vendor may establish and maintain one or more bank accounts for the purpose of performing its functions hereunder, including collection of accounts receivables, and may collect and deposit funds into any such Account or Accounts, and disburse funds from any such Account or Accounts, in accordance with the terms of this Agreement. Any such accounts shall clearly indicate that they are for the benefit of the Company and/or US Wireless and shall be segregated from any other accounts of the Vendor. The Vendor shall from time to time render appropriate accountings of such collections and payments to the Company and US Wireless and, upon request, to the auditors of the Company and US Wireless or any Subsidiary.

SECTION 6. RECORDS; CONFIDENTIALITY. The Vendor shall maintain appropriate books of accounts and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives of the Company, US Wireless or any Subsidiary at any time during normal business hours upon one (1) business day’s advance written notice. The Vendor shall keep confidential any and all information obtained in connection with the services rendered under this Agreement and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement) to nonaffiliated third parties except (i) with the prior written consent of the Company or US Wireless, (ii) to legal counsel, accountants and other professional advisors; (iii) to appraisers, financing sources and others in the ordinary course of the business; (iv) to governmental officials having jurisdiction over the Company; (v) in connection with any governmental or regulatory filings of the Vendor; or (vi) as required by law or legal process to which the Vendor or any Person to whom disclosure is permitted hereunder is a party provided, however, that the Vendor shall require such third parties to agree to maintain the confidentiality of all such information disclosed. The foregoing shall not apply to information which has previously become publicly available through the actions of a Person other than the Vendor not resulting from the Vendor’s violation of this Section 6. The provisions of this Section 6 shall survive the expiration or earlier termination of this Agreement for a period of one year.

SECTION 7. OBLIGATIONS OF VENDOR; RESTRICTIONS.

(a) The Vendor shall refrain from any action that, in its sole judgment made in good faith, would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company, US Wireless or any Subsidiary or that would otherwise not be permitted by their Articles of Incorporation or Bylaws. If the Vendor is requested to take any such action by the Company or US Wireless, the Vendor shall promptly notify the requesting party of the Vendor’s judgment that such action would violate any such law, rule or regulation or the Articles of Incorporation or Bylaws. Notwithstanding the foregoing, the Vendor, its directors, officers, stockholders and employees shall not be liable to the Company, US Wireless or any Subsidiary, the Board of Directors, or the Company’s members, for any act or omission by the Vendor, its directors, officers, stockholders or employees except as provided in Section 11 of this Agreement.

SECTION 8. COMPENSATION.

(a) The Vendor shall be paid, and Vendor shall accept as payment for the full performance of its duties hereunder in the amount of no less than $20,000 per month. This amount will be re-evaluated after the first 30 days.

(b) The Vendor shall be reimbursed for all reasonably incurred expenses paid in the performance of its duties hereunder.

(c) Payment of the Fee shall be due no later than the fifteenth (15th) day of the month following the last day of the month in which services were rendered by Vendor hereunder.

(d) The Vendor is expressly authorized to deduct all compensation due it, including expense reimbursement, from any funds collected on behalf of the Company or US Wireless in performance of this Agreement, subject to the compliance by Vendor with all reporting and accounting requirements contained in this Agreement.

(e) Following the expiration or other termination of this Agreement for any reason, Vendor shall continue to be entitled to receive the Fee for services provided prior to the expiration or other termination of this Agreement but for which collections are actually received following such expiration or other termination of this Agreement.

SECTION 9. EXPENSES OF THE COMPANY AND US WIRELESS. The Company or US Wireless as appropriate shall pay all of its expenses and shall reimburse the Vendor and its Affiliates for documented expenses of the Vendor and its Affiliates incurred on its behalf (collectively, the “ Expenses”) in the performance of its duties hereunder. Expenses include all costs and expenses which are expressly designated elsewhere in this Agreement, together with the following:

(a) costs associated with the establishment and maintenance of any credit facilities and other indebtedness of the Company (including commitment fees, accounting fees, reasonable legal fees, closing and other costs) ;

(b) expenses connected with bookkeeping and clerical work necessary in maintaining customer service relations;

(c) the allocable costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third party vendors that is used for the Company or US Wireless;

(d) reasonable expenses incurred by managers, officers, employees and agents of the Vendor and its Affiliates for travel on the Company’s or US Wireless’ behalf and other reasonable out-of-pocket expenses;

(e) costs and expenses incurred in contracting with third parties, including Affiliates of the Vendor, for the servicing and special servicing of assets of the Company or US Wireless, subject to the prior approval of either the Company or US Wireless as appropriate;

(f) all other expenses actually incurred by the Vendor or its Affiliates which are reasonably necessary for the performance by the Vendor of its duties and functions under this Agreement.

The provisions of this Section 9 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.

SECTION 10. CALCULATIONS OF EXPENSES.

The Vendor shall prepare a statement documenting the Expenses incurred by the Vendor on behalf of the Company and US Wireless during each calendar month, and shall deliver such statement to the Company within 20 days after the end of each calendar month. Expenses incurred by the Vendor on behalf of the Company or US Wireless shall be reimbursed by the Company to the Vendor on the first business day of the month immediately following the date of delivery of such statement. The provisions of this Section 10 shall survive the expiration or earlier termination of this Agreement.

SECTION 11. LIMITS OF VENDOR RESPONSIBILITY; INDEMNIFICATION.

(a) The Vendor assumes no responsibility under this Agreement other than to render the services called for under this Agreement in good faith and shall not be responsible for any action of the Company or US Wireless in following or declining to follow any advice or recommendations of the Vendor. The Vendor, its stockholders, directors, officers, employees and Affiliates will not be liable to the Company, US Wireless or any Subsidiary, or any Subsidiary’s stockholders, for any acts or omissions by the Vendor, its members, managers, officers, employees or Affiliates, pursuant to or in accordance with this Agreement, except by reason of acts constituting gross negligence, bad faith, willful misconduct, fraud or knowing violation of criminal law in the performance of the Vendor’s duties under this Agreement. The Company shall, to the fullest extent lawful, reimburse, indemnify, defend and hold the Vendor, its stockholders, directors, officers, employees and Affiliates (each, an “ Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) (“ Losses”) in respect of or arising from any acts or omissions of such Indemnified Party made in good faith in the performance of the Vendor’s duties under this Agreement and not constituting such Indemnified Party’s gross negligence, bad faith, willful misconduct, fraud or knowing violation of criminal law in the performance of the Vendor’s duties under this Agreement.

(b) The Vendor shall, to the full extent lawful, reimburse, indemnify and hold the Company, US Wireless its stockholders, directors, officers and employees and its affiliates (each, a “Company Indemnified Party”), harmless of and from any and all Losses in respect of or arising from the Vendor’s gross negligence, bad faith, willful misconduct, fraud or knowing violation of criminal law in the performance of its duties under this Agreement or any claims by Vendor’s or its Affiliates’ employees relating to the terms and conditions of their employment.

(c) EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 11, THE DEFENSE AND INDEMNITY OBLIGATIONS IN THIS SECTION 11 SHALL APPLY REGARDLESS OF CAUSE OR OF ANY NEGLIGENT ACTS OR OMISSION (INCLUDING SOLE NEGLIGENCE, CONCURRENT NEGLIGENCE OR STRICT LIABILITY), BREACH OF DUTY (STATUTORY OR OTHERWISE), VIOLATION OF LAW OR OTHER FAULT OF ANY INDEMNIFIED PARTY OR COMPANY INDEMNIFIED PARTY, OR ANY PRE-EXISTING DEFECT; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL IN NO WAY LIMIT OR ALTER ANY QUALIFICATIONS SET FORTH IN SUCH DEFENSE AND INDEMNITY OBLIGATIONS EXPRESSLY RELATING TO GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT OR BREACH OF THIS AGREEMENT.

SECTION 12. NO JOINT VENTURE. Nothing in this Agreement shall be construed to make the Company and the Vendor partners or joint venturers or impose any liability as such on either of them.

SECTION 13. TERMINATION.

(a) This Agreement may be terminated by the Vendor at any time after March 31, 2007 upon at least 90 days’ advance written notice to the Company.

(b) This Agreement may be terminated by the Company upon at least 90 days’ advance written notice and only upon the full repayment by the Company to the Vendor of any and all obligations that the Company may have to Vendor, including but not limited to that certain Promissory Note in the principal amount of $900,000 dated December ___. 2006. A breach of this Section 13(b) by the Company shall be deemed a breach of that certain Promissory Note.

(c) In the event of termination of this Agreement the Vendor shall be entitled to receive all reimbursements due to it pursuant to Section 9.

(d) If this Agreement is terminated pursuant to this Section 13, such termination shall be without any further liability or obligation of either party to the other, except as provided in Sections 6, 9, 11 and 13(d) of this Agreement.

SECTION 14. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto.

SECTION 15. RELEASE OF MONEY OR OTHER PROPERTY UPON WRITTEN REQUEST. To the extent the Vendor shall have charge or possession of any of the Company’s or US Wireless assets in connection with the provision of services under this Agreement, the Vendor shall separately maintain, and not commingle, the assets of the Company or US Wireless with those of the Vendor or any other Person. The Vendor agrees that any money or other property of the Company or US Wireless or Subsidiary held by the Vendor under this Agreement shall be held by the Vendor as custodian for the Company, US Wireless or Subsidiary, and the Vendor’s records shall be appropriately marked clearly to reflect the ownership of such money or other property by the Company, US Wireless or such Subsidiary. Upon the receipt by the Vendor of a written request signed by a duly authorized officer of the Company or US Wireless requesting the Vendor to release to the Company, US Wireless or any Subsidiary any money or other property then held by the Vendor for the account of the Company, US Wireless or any Subsidiary under this Agreement, the Vendor shall release such money or other property to the Company, US Wireless or any Subsidiary within a reasonable period of time, but in no event later than 60 days following such request. The Vendor shall not be liable to the Company, US Wireless any Subsidiary, or the Company’s, US Wireless’ or a Subsidiary’s stockholders, for any acts performed or omissions to act by the Company, US Wireless or any Subsidiary in connection with the money or other property released to the Company, US Wireless or any Subsidiary in accordance with the third sentence of this Section 15. The Company, US Wireless and any Subsidiary shall indemnify the Vendor and its members, managers, officers and employees against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Vendor’s release of such money or other property to the Company, US Wireless or any Subsidiary in accordance with the terms of this Section. Indemnification pursuant to this provision shall be in addition to any right of the Vendor to indemnification under Section 11 of this Agreement.

Provided however, nothing in this Section 15, shall prevent the Vendor from failing to release any funds which are due to Vendor or to which Vendor has a good faith claim as due to Vendor in accordance with the terms of this Agreement.

SECTION 16. REPRESENTATIONS AND WARRANTIES.

(a) The Company hereby represents and warrants to the Vendor as follows:

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company and its subsidiaries, taken as a whole.

(ii) The Company has the corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary limited corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person, including stockholders or creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or the execution, delivery or performance of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Company, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(iii) The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Company, or the charter or bylaws of, or any securities issued by, the Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b) The Vendor hereby represents and warrants to the Company as follows:

(i) The Vendor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Vendor.

(ii) The Vendor has the corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, stockholders or creditors of the Vendor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Vendor in connection with this Agreement or the execution, delivery or performance of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized agent of the Vendor, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms.

(iii) The execution, delivery and performance of this Agreement and the documents or instruments required hereunder, will not violate any provision of any existing law or regulation binding on the Vendor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Vendor, or the charter or bylaws of, or any securities issued by, the Vendor or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Vendor is a party or by which the Vendor or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Vendor and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

SECTION 17. NOTICES. Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by confirmed facsimile transmission or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

(a)	If to the Company:

Sutioc Enterprises, Inc.
10150 Highland Manor Dr Ste 200 Tampa, FL 33610

Attention: Chief Executive Officer

(b)	If to the Vendor:

IElement Corporation
17194 Preston Road Ste 102, PMB 341 Dallas, TX 75248

Attention: Chief Executive Officer

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 19 for the giving of notice.

SECTION 18. BINDING NATURE OF AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement. Each of the Company and the Vendor agrees that the representations, warrantees, covenants and agreements of the Company contained herein are made on behalf of the Company and its Subsidiaries for the benefit of the Vendor, and the representations, warranties, covenants and agreements of the Vendor are for the benefit of the Company and its Subsidiaries.

SECTION 19. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto; provided, however, that the Company may not, without the prior approval of the Board of Directors, agree to any amendment or modification of this Agreement that will adversely affect the stockholders. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment,” “Addendum” or a “Restatement” to this Agreement.

SECTION 20. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

SECTION 21. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereto shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

SECTION 22. COSTS AND EXPENSES. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of and the closing under this Agreement, and all matters incident thereto.

SECTION 23. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.

SECTION 24. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

SECTION 25. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 26. JOINTLY DRAFTED. This Agreement, and all the provisions of this Agreement, shall be deemed drafted by both of the parties hereto, and shall not be construed against either party on the basis of that party’s role in drafting this Agreement.

SECTION 27. FURTHER ASSURANCES. In connection with this Agreement, each party hereto shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Sutioc Enterpirses, Inc.
By: /s/ Joseph Moran
Name: Joseph Moran
Title: Chief Executive Officer

IELEMENT CORPORATION
By: /s/ Ivan Zweig
Name: Ivan Zweig
Title: Chief Executive Officer